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                                                                  EXHIBIT 10.38

                                        Document No. 27624
                                                     --------------------------
                                        Filed
                                               --------------------------------
                                        SD UNIFIED PORT DISTRICT Clerk's Office




                         SAN DIEGO UNIFIED PORT DISTRICT

                                    LEASE TO

                     NATIONAL STEEL AND SHIPBUILDING COMPANY

                             OF PROPERTY LOCATED AT

                          HARBOR DRIVE AND 28TH STREET

                              SAN DIEGO, CALIFORNIA

                              FOR FIFTY (50) YEARS

                           COMMENCING JANUARY 1, 1991

                          AND ENDING DECEMBER 31, 2040





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                                TABLE OF CONTENTS

Paragraph/Exhibit                                                 Page Number
 1.     TERM ..........................................................     1
 2.     RENTAL ........................................................     1
 3.     USE ...........................................................     5
 4.     CONSTRUCTION OF IMPROVEMENTS ..................................     5
 5.     IMPROVEMENTS ..................................................     6
 6.     TITLE TO IMPROVEMENTS .........................................     7
 7.     LIENS .........................................................     8
 8.     LEASE ENCUMBRANCE .............................................     8
10.     DEFAULT .......................................................    10
11.     BANKRUPTCY ....................................................    11
12.     EMINENT DOMAIN ................................................    12
13.     SUPERSEDURE ...................................................    12
14.     USE OBLIGATION ................................................    12
15.     MAINTENANCE AND REPAIR ........................................    13
16.     PERFORMANCE BOND ..............................................    13
17.     TAXES AND UTILITIES ...........................................    13
18.     CONFORMANCE WITH RULES AND REGULATIONS ........................    14
19.     NON-DISCRIMINATION ............................................    14
20.     PARTIAL INVALIDITY ............................................    14
21.     HOLD HARMLESS .................................................    14
22.     SUCCESSORS IN INTEREST ........................................    14
23.     EASEMENTS .....................................................    14
24.     TITLE OF LESSOR ...............................................    15
25.     INSURANCE .....................................................    15
26.     POLICY OF LESSOR ..............................................    18
27.     WARRANTIES-GUARANTEES-COVENANTS ...............................    18


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
28.     DAMAGE TO OR DESTRUCTION OF PREMISES ..........................    18
29.     QUITCLAIM OF LESSEE'S INTEREST UPON TERMINATION ...............    19
30.     PEACEABLE SURRENDER ...........................................    19
31.     WAIVER ........................................................    19
32.     HOLD OVER .....................................................    19
33.     SECTION HEADINGS ..............................................    20
34.     ENTIRE UNDERSTANDING ..........................................    20
35.     TIME IS OF THE ESSENCE ........................................    20
36.     NOTICES .......................................................    20
37.     REMOVAL OF MATERIALS ..........................................    21
38.     ACCEPTANCE OF PREMISES ........................................    21
39.     ACCESS ROAD ...................................................    21
40.     GENDER/SINGULAR/PLURAL ........................................    22
41.     EQUAL EMPLOYMENT OPPORTUNITY ..................................    22
42.     ATTORNEY'S FEES ...............................................    22
43.     HAZARDOUS MATERIALS ...........................................    23
44.     ABSTRACT OF LEASE .............................................    25

EXHIBIT "A"
EXHIBIT "B"
EXHIBIT "C"


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                                      LEASE

THIS LEASE, made and entered into this 22nd day of October, 1991, between the SAN DIEGO UNIFIED PORT DISTRICT, a public corporation, hereinafter called "Lessor," and NATIONAL STEEL AND SHIPBUILDING COMPANY, a Nevada corporation, hereinafter called "Lessee," WITNESSETH:

Lessor, for the consideration hereinafter set forth, hereby leases to Lessee for the term and upon the conditions hereinafter set forth, a portion of those lands conveyed to the San Diego Unified Port District by that certain Act of the Legislature of the State of California entitled "San Diego Unified Port District Act," Stats. 1962, 1st Ex. Sess., c. 67, as amended, which lands are more particularly described as follows:

      Approximately 5,498,071 square feet of tideland area in the City of San Diego, California, more particularly described and delineated on the attached five-page legal description and three-page Drawing No. 2516-B revised June 10, 1983, attached here to as Exhibits "A" and "B" and by this reference made a part hereof.

TO HAVE AND TO HOLD said leased premises for the term of the Lease and upon the conditions as follows:

1. TERM: The term of the Lease shall be for a period of fifty (50) years commencing on January 1, 1991, and ending on December 31, 2040, unless sooner terminated as herein provided.

2. RENTAL: Lessee agrees to pay to Lessor rent in accordance with the following schedules and procedures:

(a) The term of this Lease shall be divided into a series of rental periods. The first rental period shall commence on the commencement date of this Lease and shall end on March 31, 1991. The second rental period shall commence on April 1, 1991, and end on October 31, 1991. The third rental period shall commence on November 1, 1991, and end on September 30, 1993. Each successive rental period shall consist of sixty (60) months and shall commence at the expiration of the immediately preceding rental period. The last rental period shall be reduced in term in order to coincide with the expiration of this Lease.

(b) The rental for the first rental period of this Lease shall be One Hundred Eighty-Two Thousand Seven Hundred Twenty-Four Dollars ($182,724) per month. The rental for the second

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      rental period shall be Two Hundred Eight Thousand Four Hundred
      Eighty-Eight Dollars ($208,488) per month. The rental for Parcel Nos. 1, 2 and 3 for the third rental period shall be One Hundred Ninety-Seven Thousand Eight Hundred Eighty Dollars ($197,880) per month, which is calculated on the basis of sixty-four cents (64 cent(s)) per square foot per year for Parcel No. 1 and nine cents (9 cent(s)) per square foot per year for Parcel Nos. 2 and 3. Said rental sums shall be payable in advance on or before the tenth (10th) day of each month. For the fourth and each successive rental period of this Lease and any extension thereof the rental shall be a sum agreed upon by Lessor and Lessee provided, however, during the fourth and each successive rental period the rents shall be adjusted upward or downward after the expiration of the first thirty (30) months of each rental period (the adjustment date) according to the following computation: "The base figure for computing the adjustment is the arithmetic average of the three monthly index figures for the sixth, fifth, and fourth months immediately preceding the existing rental period as shown in the Consumer Price Index for All Urban Consumers for Los Angeles/Anaheim/Riverside, CA/All Items based on the period 1982-84 = 100 as published by the United States Department of Labor's Bureau of Labor Statistics. The index figure for the adjustment date is the arithmetic average of the three monthly index figures of said Consumer Price Index for All Urban Consumers for the sixth, fifth, and fourth months immediately preceding the adjustment date.

      "The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure is 110 and the index figure for the adjustment date is 121, the percentage to be applied is 121/110 = 1.10 = 110%.

      "That percentage of the base figure shall be applied to the initial rent in effect at the beginning of the then existing rental period and will continue for the remaining thirty (30) months of the rental period.

      "In the event the Consumer Price Index for All Urban Consumers for Los Angeles/Anaheim/Riverside, CA/All Items is no longer published, the index for the adjustment date shall be the one reported in the U. S. Department of Labor's comprehensive official index most nearly answering the foregoing description of the index. If an index is calculated from a base different from the base period 1982-84 = 100, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

      "If the above described Department of Labor indices are no longer published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within sixty (60) days

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      after demand by either party, a substitute index will be selected by the
      Chief Officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor.

      "Notwithstanding the publication dates of the index, the effective date of the rent adjustment is at the expiration of the first thirty (30) months of each rental period. Until said rent adjustment can be reasonably determined by index publication, Lessee shall continue to make rental payments pursuant to this Lease at the same rent in effect at the then existing rental period. Because of this provision, overpayment of rents shall be credited to the Lessee's rental account and underpayments of rent shall be immediately paid to the Lessor."

(c) In the event the parties cannot agree to the rent for the fourth or any subsequent rental period, the controversy as to rent for said period shall be determined by three arbitrators. After notice by either party to the other requesting arbitration, one arbitrator shall be appointed by each party. Notice of the appointment shall be given by each party to the other when made. The two arbitrators shall immediately choose a third arbitrator to act with them. If they fail to select a third arbitrator, on application by either party, the third arbitrator shall be promptly appointed by the then presiding judge of the. Superior Court of the State of California, County of San Diego, acting in his individual capacity. The party making the application shall give the other party notice of his application. All of the arbitrators shall be qualified real estate appraisers. Each party shall bear the expense of its own appointed arbitrator and shall bear other expenses pursuant to Section 1284.2 of the Code of Civil Procedure of California. Hearings shall be held in the City of San Diego, California. The award shall be the decision of not less than two of the arbitrators. Said award shall be the rent which Lessor would derive from Lessor's property if it was vacant land and water, without any improvements thereon, and made available on the open market for new leasing purposes at the commencement of the rental period under arbitration. For the purpose of this arbitration procedure, the arbitrators shall assume that the Lessor has a fee simple absolute estate. The arbitrators shall take into consideration the size of the premises and any benefits or burdens granted or imposed by the terms of this lease, other than limitations as to Lessee's use as provided in other paragraphs herein, and other than Lessee's obligation to construct improvements as provided in Paragraph 4 herein. In determining what rent Lessor could derive from said property if it were made available on the open market for new leasing purposes, the arbitrators shall consider the property as if it were available to be leased for marine-related industrial uses. Said uses shall not be confined to those permitted Lessee herein nor to Lessee's actual use of the leased premises. In determining the rates, returns,

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      rents and/or percentage rentals for said use and/or uses, the arbitrators shall use and analyze only the market data that is found in the open marketplace, such as is demanded and received by other Lessors for the same or similar uses as those referenced above. In all cases, the award shall be based upon recognized real estate appraisal principles and methods. The award determined by the arbitrators shall be effective and retroactive to the first day of the rental period under arbitration. The award shall be in writing in the form of a report that is in accordance with the powers of the arbitrators herein, supported by facts and analysis and in accordance with law. The arbitrators shall make copies of their report available to any ethical practice committee of any recognized professional real estate organization. The arbitration shall be conducted under and subject to Sections 1280 through 1294.2 of the Code of Civil Procedure of California.

(d) In addition to the rentals provided in Paragraphs 2(a), (b), and (c), Lessee shall pay the sum of Two Hundred Dollars ($200) per month as rent for the use of the Lessor-owned building as described in Paragraph 6. Said sum shall not be subject to adjustment nor shall it be considered in establishing the rental amounts under this lease.

(e) Notwithstanding Paragraph 2 of this Lease, no rent shall be charged to Lessee during the term of this Lease or any extension thereof for Parcel No. 4, shown on attached Exhibits "A" and "B" unless and until such time as Lessor determines rent shall be paid for said Parcel No. 4. Said rent shall be effective thirty (30) days after delivery of a written notice to Lessee from Lessor that Lessor elects to charge rent for said Parcel No.
      4. If Lessor makes the election to charge rent, the additional rent for said Parcel No. 4 shall be based upon the square foot water rent for Parcel Nos. 2 and 3 in effect at the time Lessor makes said determination and subsequent adjustments in rent for said Parcel No. 4 shall be made concurrent with and in accordance with the provisions of Paragraphs 2 (a),
      (b), and (c) of this Lease.

(f) In the event Lessee is delinquent in rendering to Lessor an accounting of rent due or in remitting the rent due in accordance with the rental provisions of this Lease, then the rent not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date due until paid; provided, however, that the Port Director of Lessor shall have the right to waive for good cause any interest payment upon written application of Lessee for any such delinquency period.

(g) Rentals shall be delivered to the Treasurer of the San Diego Unified Port District at Post Office Box 488, San Diego, California 92112. The designated place of payment may be changed at any time by Lessor upon ten
      (10) days' written

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      notice to Lessee. Lessee assumes all risk of loss if payments are made by mail.

3. USE: Lessee agrees that the leased premises shall be used only and exclusively for the repairing and building of ships and for occasional and incidental uses for steel fabricating, foundry, and general metal manufacturing and for no other purposes whatsoever without the written consent of Lessor, evidenced by resolution, first had and obtained.

4. CONSTRUCTION OF IMPROVEMENTS:

      (a) On or before December 31, 1993, Lessee shall commence the construction and diligently proceed to completion of real property improvements related to the permitted uses described in Paragraph 3. The improvements shall be of the nature described on the EXAMPLES OF REAL PROPERTY IMPROVEMENTS, which is marked Exhibit "C" and is attached hereto and by this reference made a part hereof. Lessee shall make an investment for the improvements to be constructed as described in this Paragraph in an amount which shall equal or exceed Eighty-Five Million Five Hundred Fifty Thousand Dollars ($85,550,000) hereinafter referred to as "minimum investment". Such minimum investment is consideration for the term of this Lease, and is not a portion of the rental obligations contained in Paragraph 2 of this Lease, and neither such investment or improvements nor any other Lessee investment or improvement shall be considered by the parties or any arbitrator (in the event of arbitration) in determining any rent during the term of this Lease. In the event Lessee fails to invest the entire minimum investment by no later than December 31, 2010, the term of this Lease shall be reduced. The reduction in term shall be one year for every One Million Seven Hundred Eleven Thousand Dollars ($1,711,000), prorated monthly, that Lessee's actual investment in improvements to be constructed as described in this Paragraph is less than the minimum investment. In no event, however, shall the term of the Lease be reduced by operation of the terms of this Paragraph so as to result in termination of this Lease prior to September 30, 2005.

            The construction of certain improvements contemplated by this Lease may be subject to the California Environmental Quality Act and other laws which may be in effect in the future. If Lessor determines any proposed improvements are within the scope of any then applicable environmental quality act and laws, it may then be necessary for Lessor either to approve or

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            disapprove (and thereby prohibit) the construction of such improvements in accordance with any such act or laws and other applicable provisions of this Lease. In the event there is such a disapproval, the cost of such a proposed improvement shall not be credited toward the cost of any improvement nor shall the time for completion of any improvements be extended, waived, or suspended.

      (b) No construction of any improvement upon the leased premises shall commence without the prior approval of the Port Director of Lessor, as evidenced in writing, and all such construction shall be in accordance with plans and specifications which must be submitted to and approved by the Port Director in writing prior to the commencement of any such construction.

      (c) When required by Lessor, Lessee shall pave or plant ground cover, at its own cost and expense, over the entire area of the leased premises not covered by buildings. All paving or ground cover shall be in accordance with plans and specifications approved by the Port Director in writing prior to the commencement of any such paving or planting.

      (d) By no later than March 31 of each year, beginning with March 31, 1992 and ending with March 31, 2011, Lessee shall furnish Lessor an itemized statement of the actual construction cost of any improvements required by the terms of this paragraph, which were completed during the preceding calendar year. The statement of cost shall be sworn to and signed by Lessee or his responsible agent under penalty of perjury.

      (e) The time during which Lessee is delayed by acts of God, war, invasion, rebellion, revolution, insurrection, riots, labor problems, unavailability of materials, government intervention, or acts or omissions of the Lessor, shall be added to the times for the commencement of construction and completion of construction of improvements as referred to in this Lease and otherwise to perform its obligations referred to in this Lease; provided, that in no event shall the period of excused delay exceed 365 days in the aggregate.

5. IMPROVEMENTS: Lessee may, at its own expense, make any alterations or changes in the leased premises or cause to be built, made or installed thereon any structures, machines, appliances, utilities, signs or other improvements necessary or desirable for the use of said premises and may alter and repair


                                       6

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any such structures, machines or other improvements; provided, however, that no alterations and changes shall be made and no structures, machines, appliances, utilities, signs or other improvements shall be made, built or installed, and no major repairs thereto shall be made except in accordance with plans and specifications previously submitted to and approved in writing by the Port Director of Lessor. Notwithstanding the foregoing, Lessee shall have the right within the interior of any enclosed building structure to install and/or remove machines, equipment, appliances and trade fixtures to/from the leased premises without the prior consent of the Port Director of Lessor.

Lessee further agrees that no banners, pennants, flags, eye-catching spinners or other advertising devices, nor any temporary signs shall be permitted to be flown, installed, placed, or erected on the premises without written consent of the Port Director of Lessor.

6. TITLE TO IMPROVEMENTS: On the commencement date of the term of this Lease, all, existing structures, buildings, installations, and improvements of any kind located on the leased premises are owned by and title thereto is vested in Lessee, except for a building of approximately 2,879 square feet located at the foot of the southerly extension of 28th Street on Parcel No. 1, formerly known as "Lyon's Cafe" and now commonly known as "NASSCO Building 42," which building is owned by Lessor. All said existing structures, buildings, installations and improvements as well as structures, buildings, installations and improvements of any kind placed on the leased premises by Lessee subsequent to the commencement date of the term of this Lease shall at the option of Lessor be removed by Lessee at Lessee's expense. Lessor may exercise said option as to any or all of the structures, buildings, installations and improvements either before or after the expiration or sooner termination of this Lease. If Lessor exercises such option, Lessee shall remove such structures, buildings, installations or improvements within sixty (60) days after the expiration of the term of this Lease or sooner termination thereof. If Lessee fails to remove such structures, buildings, installations or improvements within said sixty (60) days, Lessor shall have the right to have such structures, buildings, installations or improvements removed at the expense of Lessee. As to any or all structures, buildings, installations or improvements owned by Lessee for which Lessor does not exercise said option for removal, title thereto shall vest in the Lessor without cost to Lessor and without any payment to Lessee.

Machines, appliances, equipment and trade fixtures of any kind now existing or hereafter placed on the leased premises by Lessee are owned by and title thereto is vested in Lessee and shall be removed by Lessee within sixty (60) days after the expiration of the term of this Lease or sooner termination thereof; provided, however, Lessee agrees to repair any and all damage occasioned by the removal thereof. If any such machines, appliances, equipment and trade fixtures are not removed within sixty (60) days after

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the termination of this Lease, the same may be considered abandoned and shall thereupon become the property of Lessor without cost to the Lessor and without any payment to Lessee; except that Lessor shall have the right to have the same removed at the expense of Lessee.

During any period of time employed by Lessee under this Paragraph to remove structures, buildings, installations, improvements, machines, appliances, equipment and trade fixtures, Lessee shall continue to pay the full rental to Lessor in accordance with this Lease which said rental shall be prorated daily.

7. LIENS: Lessee agrees that it will at all times save Lessor free and harmless and indemnify it against all claims for labor or materials in connection with improvements, repairs, or alterations on the leased premises, and the costs of defending against such claims, including reasonable attorney's fees.

In the event that any lien or levy of any nature whatsoever is filed against the lease premises or the leasehold interests of the Lessee therein, the Lessee shall, upon written request of Lessor, deposit with Lessor a bond conditioned for the payment in full of all claims upon which said lien or levy has been filed. Such bond shall be acknowledged by Lessee as principal and by a corporation, licensed by the Insurance Commissioner of the State of California to transact the business of a fidelity and surety insurance company, as surety. Lessor shall have the right to declare this Lease in default in the event the bond required by this Paragraph has not been deposited with the Lessor within ten (10) days after written request has been delivered to Lessee.

8. LEASE ENCUMBRANCE: Lessee understands and agrees that it cannot encumber the Lease, leasehold estate and the improvements thereon by a deed of trust, mortgage or other security instrument to assure the payment of the promissory note of Lessee without the prior express written consent by resolution of Lessor in each instance. If any deed of trust, mortgage or other security instrument that encumbers the Lease, leasehold estate and the improvements thereon is entered into by Lessee without Lessor's prior express written consent, Lessor shall have the right to declare this Lease in default.

If a deed of trust, mortgage, or other security instrument which Lessor has consented to by resolution, should at any time be in default, before Lessee's interest under said Lease may be sold as part of any foreclosure or trustee's sale or be assigned in lieu of foreclosure, the prior express written consent by resolution of Lessor shall be obtained in each instance. However, the original beneficiary of the deed of trust, the original mortgagee of the mortgage, and the original holder of the security instrument which the Lessor has consented to by resolution may purchase the Lessee's interest at a foreclosure or trustee's sale or accept assignment of the Lease in lieu of foreclosure, without the requirement of any further consent on the part of Lessor provided said party, as an express condition precedent, agrees in

                                        8


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writing to assume each and every obligation under the Lease. Furthermore, before any said original beneficiary, mortgagee, or holder of a security instrument, or any other consented-to assignee or purchaser may subsequently assign or sublet any of the leasehold or Lessee's interest, it shall obtain the Lessor's prior express written consent by resolution. The decision of the Board of Port Commissioners of Lessor as to such assignee, purchaser, or subtenant shall be final.

9. ASSIGNMENT-SUBLEASE: Lessee agrees not to assign or transfer the whole or any part of this Lease or any interest therein, nor to sublease the whole or any part of the leased premises, nor contract for the management or operation of the whole or any part of the leased premises, nor to permit the occupancy of any part thereof by any other person, nor to permit transfer of the Lease or possession of the leased premises by merger, consolidation, or dissolution, without the consent of Lessor, evidenced by resolution, first had and obtained in each instance. Lessee further agrees that no assignment, voluntary or involuntary, in whole or in part of this Lease, or any interest therein, and no sublease of the whole or any part of the leased premises, and no contract for the management or operation of the whole or any part of the leased premises, and no permission to any person to occupy the whole or any part of the leased premises shall be valid or effective without the consent of Lessor, first had and obtained in each instance; provided, however, that nothing herein contained shall be construed to prevent the occupancy of said premises by any employee, or business invitee of Lessee.

In the event any consent of Lessor is given for any Lease assignment or transfer, the following shall apply in each instance: (i) the Lessor shall be paid additional rent, which may be percentage rate or rates, to equal the full fair market rent, commencing on the effective date of such proposed assignment or transfer, unless on that date the rent being paid under this Lease is equal to the full fair market rent; (ii) the Assignee hereby agrees and assumes each and every obligation under the Lease, and (iii) other conditions and qualifications determined by the Board of Port Commissioners of Lessor. Notwithstanding, items (i) and (iii) shall not apply in the event of: (a) a Lease assignment or transfer to a third party from a consented-to lender which acquired title to the Lease by foreclosure or deed in lieu of foreclosure or a new Lease pursuant to the provisions of Paragraph 10 or (b) assignment or transfer of the Lease to a consented-to lender by deed in lieu of foreclosure, or to a consented-to lender or a third party as the successful bidder at a foreclosure sale. The rent under this Lease and any change resulting therein effective upon any Lease assignment or transfer as provided in this Paragraph shall be for the remainder of the rental period during which it occurs, and any said rent shall thereafter be subject to rental review at the commencement of subsequent and succeeding rental periods in accordance with the provisions of Paragraph 2 of this Lease. Notwithstanding the foregoing, if a change in rent is made which becomes effective upon any Lease assignment or transfer, the rent

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shall be subject to any adjustment applicable during the remainder of said rental period during which the Lease assignment or transfer occurred based on the change in the Consumer Price Index if such adjustment is provided for in Paragraph 2 of this Lease; provided, however, the "base figure for computing the adjustment" shall be the arithmetic average of the three monthly index figures for the sixth, fifth and fourth months immediately preceding the effective date of such proposed assignment or transfer for which the Assignee pays additional rent to Lessor to equal the full fair market rent and the "index figure for the adjustment date" shall be the arithmetic average of the three monthly index figures of said Consumer Price Index for the sixth, fifth and fourth months immediately preceding the date such adjustment is effective.

In the event any consent of Lessor is given to sublease, the following shall apply in each instance: (i) the Lessor shall be paid additional rent, which may be percentage rate or rates, to equal the full fair market rent for the sublease area, commencing on the effective date of such proposed sublease and continuing for a specified period of time which shall not extend beyond the remainder of the master Lease rental period during which it occurs or until the termination of the sublease, whichever occurs first, unless on that date the rent being paid under this Lease for said area is equal to the full fair market rent, and (ii) other conditions and qualifications determined by the Board of Port Commissioners of Lessor. As long as said sublease is in effect, said rent for the sublease area shall thereafter be subject to rental review at the commencement of subsequent and succeeding master Lease rental periods, in accordance with the provisions of Paragraph 2 of this Lease.

In the event the parties cannot agree to an amount that is equal to the full fair market rent described in this paragraph, the full fair market rent shall be determined by the arbitration procedure described in Paragraph 2 of this Lease, except that the arbitration award shall be for a limited period of time commencing and ending as provided in this Paragraph and not for a "rental period" as specified in said Paragraph 2. Until said full fair market rent is determined pursuant to said Paragraph 2, the Lessee shall continue to make rental payments as required by this Lease at the same rate or rates in effect on the effective date of the Lease assignment or sublease. Because of this provision, underpayment of rent, if any, shall be paid to Lessor within ten (10) days of the date that the full fair market rent is determined by said arbitration procedure.

10. DEFAULT: It is mutually understood and agreed that if any default be made in the payment of rental herein provided or in the performance of the covenants, conditions, or agreements herein (any covenant or agreement shall be construed and considered as a condition), or should Lessee fail to fulfill in any manner the uses and purposes for which said premises are leased as above stated, and such default shall not be cured within five (5) days after written notice thereof if default is

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in the submittal of a report of gross income if required in this Lease or ten
(10) days after written notice thereof if default is in the performance of the use obligation provisions pursuant to Paragraph 14 of this Lease, or thirty (30) days after written notice thereof if default is in the payment of rent, or sixty
(60) days after written notice thereof if default is in the performance of any other covenant, condition and agreements (any covenant or agreement shall be construed and considered as a condition), Lessor shall have the right to immediately terminate this Lease; and that in the event of such termination, Lessee shall have no further rights hereunder and Lessee shall thereupon forthwith remove from said premises and shall have no further right to claim thereto, and Lessor shall immediately thereupon, without recourse to the courts, have the right to reenter and take possession of the leased premises. Lessor shall further have all other rights and remedies as provided by law, including without limitation the right to recover damages from Lessee in the amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

In the event Lessor consents to an encumbrance of the Lease for security purposes in accordance with Paragraph 8 of this Lease, it is understood and agreed that Lessor shall furnish copies of all notices of defaults to the beneficiary or mortgagee under said encumbrance by certified mail contemporaneously with the furnishing of such notices to Lessee, and in the event Lessee shall fail to cure such default or defaults within the time allowed above, said beneficiary or mortgagee shall be afforded the right to cure such default at any time within fifteen (15) days following the expiration of the period within which Lessee may cure such default, provided, however, Lessor shall not be required to furnish any further notice of default to said beneficiary or mortgagee.

In the event of the termination of this Lease pursuant to the provisions of this Paragraph, Lessor shall have any rights to which it would be entitled in the event of the expiration or sooner termination of this Lease under the provisions of Paragraph 6.

11. BANKRUPTCY: In the event Lessee becomes insolvent, makes an assignment for the benefit of creditors, becomes the subject of a bankruptcy proceeding, reorganization, arrangement, insolvency, receivership, liquidation, or dissolution proceedings, or in the event of any judicial sale of Lessee's interest under this Lease, Lessor shall have the right to declare this Lease in default.

The conditions of this Paragraph shall not be applicable or binding on Lessee or the beneficiary in any deed of trust, mortgage, or other security instrument on the demised premises which is of record with Lessor and has been consented to by resolution of Lessor, or to said beneficiary's successors in interest consented to by resolution of Lessor, as long as there remains any monies to be paid by Lessee to such beneficiary under the terms of such deed of trust; provided that such beneficiary or its successors in interest, continuously pay to the Lessor all rent due or coming due under the provisions of this Lease and the premises are continuously and actively used in accordance with Paragraph 14 of this Lease.

12. EMINENT DOMAIN: If the whole or a substantial part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as to the part so taken, from the day the possession of that part shall be taken for any public purpose, and the rent shall be paid up to that day, and from that day Lessee shall have the right either to cancel this Lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the minimum rent shall be reduced in proportion to the amount of the promises taken. All damages awarded for such taking shall belong to and be the property of Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased; provided, however, that Lessor shall not be entitled to award made for the taking of any installations or improvements on the leased premises belonging to Lessee.

13. SUPERSEDURE: It is mutually agreed that this Lease upon becoming effective shall supersede that certain Lease, as amended, made and entered into the 20th day of December, 1977, with National Steel and Shipbuilding Company, a Nevada corporation, which Lease shall thereafter be void and of no effect except as to any rentals, fees which may have accrued thereunder, or any rights or remedies granted or accruing during or under such agreement.

Any such remaining rights, duties, or obligations of the parties pursuant to the terms, covenants, and conditions in or arising during the Lease dated December 20, 1977 shall continue in full force and effect and shall not be affected by this Lease. Nothing herein is intended nor shall be construed as a waiver of any such rights or as a release of any such duties or obligations, whether known or unknown at this time or upon the effective date of this Lease.

14. USE OBLIGATION: Lessee shall actively and continuously use and operate the premises for the limited particular exclusive use as expressly provided for in the Use paragraph of this Lease, except for failure to so use caused by reason of wars, strikes, riots, civil commotion, acts of public enemies, and acts of God. Said active and continuous use and operation enhances the value of the tidelands, provides needed public service, provides additional employment, taxes, and other benefits to the general economy of the area. Lessee, however, shall not and is expressly prohibited from using the premises for any other purpose or use whatsoever, whether it is purported to be in addition to or in lieu of the particular exclusive use expressed in said Use paragraph.

15. MAINTENANCE AND REPAIR: As part of the consideration for the leasing thereof, Lessee agrees to assume full responsibility for the operation, maintenance, including painting, and repair of the premises, throughout the term and without expense to the Lessor. Lessee will perform all maintenance, repairs and replacements necessary to maintain and preserve the premises in a good, safe' healthy and sanitary condition satisfactory to Lessor and in compliance with all applicable laws. Lessee further agrees to provide approved containers for trash and garbage and to keep premises free and clear of rubbish and litter, or any other fire hazards. Lessee waives all right to make repairs at the expense of Lessor as provided in Section 1942 of the California Civil Code and all rights provided by Section 1941 of said Code.

For the purpose of keeping the premises in a good, safe, healthy and sanitary condition, Lessor shall always have the right but not the duty, to enter, view, inspect, determine the condition of and protect its interests in, the premises. If inspection discloses that the premises are not in the condition described, Lessee must perform the necessary maintenance work within ten (10) days after written notice from Lessor. Further, if at any time Lessor determines that the premises are not in the condition described, Lessor may require Lessee to file and pay for a faithful performance bond, to assure prompt correction without additional notice. The amount of this bond shall be adequate, in Lessor's opinion, to correct the unsatisfactory condition. Notwithstanding, Lessor shall not be required at any time to maintain or to make any improvements or repairs whatsoever on or for the benefit of the leased premises. The rights reserved in this section shall not create any obligations or increase any obligations for Lessor elsewhere in this Lease.

16. PERFORMANCE BOND: No major construction shall be commenced upon the demised premises by Lessee until Lessee has secured and submitted to Lessor performance bonds in the amount of the total estimated construction cost of improvements to be constructed by Lessee. In lieu of said performance bonds, the Port Director of Lessor may at his sole discretion accept the performance and labor and material bonds supplied by Lessee's contractor or subcontractors, or performance guarantees, or other satisfactory evidence that said construction will be timely completed. Said bonds must be issued by a company qualified to do business in the State of California and be in a form acceptable to Lessor.

17. TAXES AND UTILITIES: This Lease may result in a taxable possessory interest and be subject to the payment of property taxes. Lessee agrees to and shall pay before delinquency all taxes and assessments of any kind assessed or levied upon Lessee or the leased premises by reason of this Lease or of any buildings, machines, or other improvements of any nature whatsoever erected, installed or maintained by Lessee or by reason of the business or other activities of Lessee upon or in connection with the leased premises. Lessee shall also pay any fees imposed by law for licenses or permits for any business or activities of Lessee upon the leased premises or under this Lease, and shall pay before delinquency any and all charges for utilities at or on the leased premises.

18. CONFORMANCE WITH RULES AND REGULATIONS: Lessee agrees that in all activities on or in connection with the leased premises and in all uses thereof, including the making of any alterations or changes and the installation of any machines or other improvements, it will abide by and conform to all rules and regulations prescribed by the San Diego Unified Port District Act, any ordinances of the City in which the leased land is located, including the Building Code thereof, and any ordinances and general rules of the Lessor, including tariffs, and any applicable laws of the State of California and Federal Government, as any of the same now exist or may hereafter be adopted or amended.

19. NON-DISCRIMINATION: Lessee agrees not to discriminate against any person or class of persons by reason of sex, color, race, religion, or national origin. If the use provided for in this Lease allows the Lessee to offer accommodations or services to the public, such accommodations or services shall be offered by the Lessee to the public on fair and reasonable terms.

20. PARTIAL INVALIDITY: If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

21. HOLD HARMLESS: Lessee shall defend, indemnify, and hold harmless Lessor, its officers and employees against causes of action, liability, damage, and expense, including reasonable attorney's fees, for judicial relief of any kind, for damage to property of any kind whatsoever and to whomever belonging, including without limitation Lessee or its employees, or injury or death of any person or persons, including without limitation Lessee or its employees, resulting directly or indirectly from granting and performance of this Lease or arising from the use and operation of the leased premises or any defect in any part thereof. Nothing herein is intended to exculpate Lessor from its own negligence.

22. SUCCESSORS IN INTEREST: Unless otherwise provided in this Lease, the terms, covenants and conditions herein shall apply to and bind the heirs, successors, executors, administrators, and assigns of all the parties hereto, all of whom shall be jointly and severally liable hereunder.

23. EASEMENTS: This Lease and all rights given hereunder are subject to all easements and rights-of-way previously granted or reserved by Lessor in, to, or over the leased premises for any purpose whatsoever, and shall be subject to future easements and rights-of-way for access, gas, electricity, water, sewer, drainage, telephone, telegraph, television transmission, and other Lessor or public facilities as may be determined from time to time by Lessor to be in the best interests of the development of the tidelands. Lessor agrees that an effort shall be made so that such future easements and rights-of-way shall be so located and facilities installed as to produce a minimum amount of interference to the business of Lessee. Lessee shall not be entitled to any monetary payment or other remuneration for any such future easements.

24. TITLE OF LESSOR: Lessor's title is derived from the provisions of the San Diego Unified Port District Act, Appendix 1, Harbors & Navigation Code, and is subject to the provisions of said Act. This Lease IS granted subject to the terms and conditions of said Act.

25. INSURANCE: Lessee shall maintain insurance acceptable to Lessor in full force and effect throughout the term of this Lease. The policies for said insurance shall, as a minimum, provide the following:

(a)   Forms of Coverage

      (1) "OCCURRENCE" form Commercial General Liability covering premises and operations in the amount of not less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury, personal injury and property damage. Either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be twice the required occurrence limit.

      If alcoholic beverages are served or sold on the leased premises, Liquor Liability coverage in the amount of not less than One Million Dollars ($1,000,000) shall be obtained.

      (2) Fire and Extended Coverage, including water damage and debris cleanup provisions in an amount not less than ninety percent (90%) of full replacement value of all improvements located within the leased premises. The fire and extended coverage policies shall be endorsed to state that any insurance proceeds in excess of Twenty-Five Thousand Dollars ($25,000) resulting from a loss under said policies shall be payable jointly to Lessor and Lessee in order that said proceeds will be reinvested in rebuilding and/or repairing the damaged portions of the leased premises; provided, however, that within the period during which there is in existence a mortgage or deed of trust upon the leasehold given by Lessee with the prior consent of Lessor, then and for that period all fire and extended coverage policies shall be made payable jointly to the mortgagee or beneficiary and Lessee, and any proceeds collected therefrom shall be held by said mortgagee or beneficiary for the following purposes:

      (i) As a trust fund to pay for the reconstruction, repair, or replacement of the damaged or destroyed improvements in kind and scope in progress payments as the work is performed with any excess remaining after completion of said work to be retained by said mortgagee or beneficiary and applied to reduction of the debt secured by such mortgage or deed of trust and with any excess remaining after full payment of said debt to be paid over to Lessee; or

      (ii) In the event that this Lease is terminated with consent of both Lessor and mortgagee or beneficiary and said improvements are not reconstructed, repaired, or replaced, the insurance proceeds shall be retained by said mortgagee or beneficiary to the extent necessary to fully discharge the debt secured by said mortgage or deed of trust and said mortgagee or beneficiary shall hold the balance thereof without liability to restore the premises to a neat and clean condition and then for Lessor and Lessee as their interests may appear.

      (3)   Pollution Liability for Underground Storage Tanks

      Due to operation of underground storage tanks, Lessee is required to comply with Subpart H of 40 CFR (Code of Federal Regulations) and maintain a Certification of Financial Responsibility detailing financial assurance mechanisms. At the time Lessee is required to comply with Subpart H of 40 CFR, Lessee shall provide Lessor with a certified copy of its Certification of Financial Responsibility. If Lessee's program for financial responsibility includes insurance, then Lessee's policy(ies) shall name Lessor, its officers, officials and employees as additional insureds, and, all other terms of Section (b), below, shall apply. Any time Lessee changes its financial assurance mechanisms, Lessee shall provide Lessor with a certified copy of its revised Certification of Financial Responsibility.

      (4) Blanket Contractual Coverage

(b)   General Requirements

      (1) All required insurance shall be in force the first day of the term of this Lease. The cost of all required insurance shall be borne by Lessee. Certificates in a form acceptable to Lessor evidencing the existence of the necessary insurance policies, and original endorsements effecting coverage required by this clause, shall be kept on file with Lessor during the entire term of this Lease. The certificates and endorsements for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The Lessor reserves the right to require complete, certified copies of all required policies at any time.

(2) All liability insurance policies will name, or be endorsed to name, Lessor, its officers, officials and employees as additional insureds and protect Lessor, its officers, officials and employees against any legal costs in defending claims. All fire and extended insurance policies will name, or be endorsed to name, Lessor as an additional insured. All insurance policies will be endorsed to state that coverage will not be suspended, voided, cancelled, reduced in coverage or in limits except after thirty (30) days' prior written notice by certified mail, return receipt requested has been given to the Lessor. All insurance policies will be endorsed to state that Lessee's insurance is primary and not excess or contributory to any insurance issued in the name of Lessor. And, all insurance companies must be satisfactory to Lessor.

(3) Any deductibles or self-insured retentions must be declared and acceptable to the Lessor. At the option of the Lessor, either: the insurer shall reduce or eliminate such deductibles or self-insured retentions as respects the Lessor, its officers, officials, and employees; or, the Lessee shall procure a bond guaranteeing payment of losses and related investigations, claim administration and defense expenses.

(4) Lessor shall retain the right at any time to review the coverage, form, and amount of the insurance required hereby. If, in the opinion of Lessor, the insurance provisions in this Lease do not provide adequate protection for Lessor and/or for members of the public using the leased premises, Lessor may require Lessee to obtain an insurance sufficient in coverage, form and amount to provide adequate protection. Lessor's requirements shall be reasonable but shall be designed to assure protection from and against the kind and extent of risk which exist at the time a change in insurance is required.

(5) Lessor shall notify Lessee in writing of changes in the insurance requirements. With respect to changes in insurance requirements that are available from Lessee's then existing insurance carrier, Lessee shall deposit certificates evidencing acceptable insurance policies with Lessor, incorporating such changes within sixty (60) days of receipt of such notice. With respect to changes in insurance requirements that are not available from Lessee's then existing insurance carrier, Lessee shall deposit certificates evidencing acceptable insurance policies with Lessor, incorporating such changes within one hundred twenty (120) days of receipt of such notice. This Lease shall be in default without further notice to Lessee, and Lessor shall be entitled to all legal remedies, if the certificates described in this Subparagraph 25(b)(5) are not submitted within the time periods specified.

      (6) If Lessee fails or refuses to maintain insurance as required in this Lease, or fails to provide proof of insurance, Lessor has the right to declare this Lease in default without further notice to Lessee and Lessor shall be entitled to exercise all legal remedies.

      (7) The procuring of such required policies of insurance shall not be construed to limit Lessee's liability hereunder, nor to fulfill the indemnification provisions and requirements of this Lease. Notwithstanding said policies of insurance, Lessee shall be obligated for the full and total amount of any damage, injury, or loss caused by negligence or neglect connected with this Lease or with the use or occupancy of the leased premises.

      (8) Lessee further agrees not to keep on the premises or permit to be kept, used, or sold thereon, anything prohibited by commercially obtainable fire or other insurance policies covering the premises. Lessee shall, at its sole expense, comply with any and all requirements, in regard to premises, of its insurance company necessary for maintaining fire and other insurance coverage at reasonable cost.

26. POLICY OF LESSOR: It is the policy of the Lessor that prevailing wage rates shall be paid all persons who are employed by Lessee on the tidelands of Lessor.

27. WARRANTIES-GUARANTIES-COVENANTS: Lessor makes no warranty, guarantee, covenant, including but not limited to covenants of title and quiet enjoyment, or averment of any nature whatsoever concerning the condition of the leased premises, including the physical condition thereof, or any condition which may affect the leased premises, and it is agreed that Lessor will not be responsible for any loss, damage or costs which may be incurred by Lessee by reason of any such condition or conditions.

28. DAMAGE TO OR DESTRUCTION OF PREMISES: In the event of damage to or destruction by fire, the elements, acts of god, or any other cause, of Lessee-constructed improvements located within the demised premises or in the event Lessee-constructed improvements located within the demised premises are declared unsafe or unfit for use or occupancy by a public entity with the authority to make and enforce such declaration, Lessee shall, within ninety (90) days, commence and diligently pursue to completion the repair, replacement, or reconstruction of improvements necessary to permit full use and occupancy of the demised premises for the purposes required by this Lease. Repair, replacement or reconstruction of improvements within the demised premises shall be accomplished in a manner and according to plans approved by Lessor; provided, however, Lessee shall not be obligated to repair, reconstruct or replace the improvements following their destruction in whole or substantial part except to the extent the loss is covered by insurance required to be carried by Lessee pursuant to Paragraph 25 of this Lease (or would be covered whether or not such required insurance is actually in effect). If Lessee elects not to restore, repair or reconstruct as herein provided, then the Lease shall terminate and Lessor shall have any rights to which it would be entitled under the provisions of Paragraph 6.

29. QUITCLAIM OF LESSEE'S INTEREST UPON TERMINATION: Upon termination of this Lease for any reason, including but not limited to termination because of default by Lessee, Lessee shall execute, acknowledge and deliver to Lessor within thirty (30) days after receipt of written demand therefor a good and sufficient deed whereby all right, title and interest of Lessee in the demised premises is quitclaimed to Lessor. Should Lessee fail or refuse to deliver the required deed to Lessor, Lessor may prepare and record a notice reciting the failure of Lessee to execute, acknowledge and deliver such deed and said notice shall be conclusive evidence of the termination of this Lease and of all right of Lessee or those claiming under Lessee in and to the demised premises.

30. PEACEABLE SURRENDER: Upon the expiration of this Lease or the earlier termination or cancellation thereof, as herein provided, Lessee will peaceably surrender said premises to Lessor in as good condition as said premises were at the date of this Lease, ordinary wear and tear excepted. If the Lessee fails to surrender the premises at the expiration of this Lease or the earlier termination or cancellation thereof, Lessee shall defend and indemnify Lessor from all liability and expense resulting from the delay or failure to surrender, including, without limitation, any succeeding Lessee's claims based on Lessee's failure to surrender.

31. WAIVER: Any waiver by Lessor of any breach by Lessee of any one or more of the covenants, conditions, or agreements of this Lease shall not be nor be construed to be a waiver of any subsequent or other breach of the same or any other covenant, condition or agreement of this Lease, nor shall any failure on the part of Lessor to require or exact full and complete compliance by Lessee with any of the covenants, conditions, or agreements of this Lease be construed as in any manner changing the terms hereof or to prevent Lessor from enforcing the full provisions hereof. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

32. HOLD OVER: This Lease shall terminate without further notice at expiration of the term. Any holding over by Lessee after either expiration or termination shall not constitute a renewal or extension or give Lessee any rights in or to the leased premises. If Lessee, with Lessor's consent, remains in possession of the leased premises after expiration or termination of the term or after the date in any notice given by Lessor to Lessee terminating this Lease, such possession by Lessee shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. During any such month-to-month tenancy, Lessee shall pay all rent required by this Lease, and if percentage rent is required by the Lease, it shall be paid monthly on or before the tenth
(10th) day of each month.

All provisions of this Lease, except those pertaining to term, shall apply to the month-to-month tenancy.

33. SECTION HEADINGS: The Table of Contents and section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision thereof.

34. ENTIRE UNDERSTANDING: This Lease contains the entire and only understanding and agreement of the parties, and Lessee, by accepting the same, acknowledges that there is no other written or oral understanding or agreement between the parties with respect to the demised premises and that this Lease supersedes all prior negotiations, discussions, obligations and rights of the parties hereto. No waiver, modification, amendment or alteration of this Lease shall be valid unless it is expressly in writing and signed by authorized persons of the parties hereto. Each of the parties to this Lease acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representations, waiver or warranty whatsoever, expressed or implied, which is not expressly contained in writing in this Lease, and, each party further acknowledges that it has not executed this Lease in reliance upon any collateral promise, representation, waiver or warranty, or in reliance upon any belief as to any fact not expressly recited in this Lease.

35. TIME IS OF THE ESSENCE: Time is of the essence of each and all of the terms and provisions of this Lease and this Lease shall inure to the benefit of and be binding upon the parties hereto and any successors of Lessee as fully and to the same extent as though specifically mentioned in each instance, and all covenants, stipulations and agreements in this Lease shall extend to and bind any assigns and sublessees of Lessee.

36. NOTICES: Notices given or to be given by Lessor or Lessee to the other may be personally served upon Lessor or Lessee or any person hereafter authorized by either in writing to receive such notice or may be served by certified letter addressed to the appropriate address hereinafter set forth or to such other address as Lessor and Lessee may hereafter designate by written notice. If served by certified mail, forty-eight (48) hours after deposit in the U.S. Mail, service will be considered completed and binding on the party served.

      To Lessor                                         To Lessee

                                                        Vice President and
                                                         General Counsel
          Port Director                                 National Steel and
          San Diego Unified Port District                Shipbuilding Company
          Post Office Box 488                           Post Office Box 85278
          San Diego, CA 92112                           San Diego, CA 92186-5278

Said notices shall also be served by certified letter to the beneficiary of any deed of trust, mortgage, or other security instrument of record with Lessor and consented to by resolution of Lessor who has notified Lessor in writing of its desire to receive said notice.

37. REMOVAL OF MATERIALS: Lessee hereby agrees that upon the expiration of this Lease or the sooner termination as herein provided, it will remove within sixty
(60) days all ships, vessels, barges, hulls, debris, surplus and salvage materials from the land and water area forming a part of or adjacent to the leased premises, so as to leave the same in as good condition as when first occupied by Lessee; provided, however, that if any said ships, vessels, barges, hulls, debris, surplus and salvage materials shall not be so removed within sixty (60) days by the Lessee, Lessor may remove, sell and destroy the same at the expense of Lessee and Lessee hereby agrees to pay to Lessor the reasonable cost of such removal, sale or destruction; or at the option of Lessor, the title to said ships, vessels, barges, hulls, debris, surplus and salvage materials not removed shall become the property of Lessor without cost to Lessor and without any payment to Lessee.

During any period of time employed by Lessee under this Paragraph to remove ships, vessels, barges, hulls, debris, surplus and salvage materials, Lessee shall continue to pay the full rental to Lessor in accordance with this Lease which said rental shall be prorated daily.

38. ACCEPTANCE OF PREMISES: By signing this Lease, Lessee represents and warrants that it has independently inspected the premises and made all tests, investigations and observations necessary to satisfy itself of the condition of the premises. Lessee agrees it is relying solely on such independent inspection, tests, investigations and observations in making this Lease. Lessee further acknowledges that the premises are in the condition called for by this Lease, that Lessor has performed all work with respect to premises and that Lessee does not hold Lessor responsible for any defects in the premises. Lessee furthermore accepts and shall be responsible for any risk of harm to any person and property, including without limitation employees of Lessee, from any latent defects in the premises.

39. ACCESS ROAD: Adjoining the westerly side of Parcel No. 1 of the leased premises, is a twenty- (20) foot-wide access road which is shown on attached Exhibit "B". Said road is not part of the leased premises. Lessee may use said road for the limited nonexcLusive, nonpreferential purpose of vehicular access to the leased premises and for no other uses or purposes whatsoever. Said road also provides access to the leased premises for emergency vehicles, including ambulances, police vehicles, and fire trucks. In consideration for Lessee not being charged rent for use of said access road, Lessee agrees that Lessor shall not be required at any time to maintain or make any improvements or repairs to said access road. Lessee may, at its own expense, maintain or make improvements or repairs to said access road; provided, however, no maintenance, improvements, or repairs thereto shall be made except in accordance with plans and specifications previously submitted to the Port Director of Lessor and approved in writing by him.

40. GENDER/SINGULAR/PLURAL: The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes corporation, partnership, or other legal entity when the context so requires. The singular number includes the plural whenever the context so requires.

41. EQUAL EMPLOYMENT OPPORTUNITY: Lessee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin and shall take affirmative action to assure applicants are employed and that employees are treated during employment without regard to race, color, religion, sex or national origin. Except during the time Lessee is exempt pursuant to written policy of Lessor, Lessee shall submit to Lessor for review and approval a written affirmative action program to attain improved employment for racial and ethnic minorities and women and during the term of this Lease shall further make available employment records to Lessor upon request. Lessee shall certify in writing to Lessor that Lessee is in compliance and throughout the term of this Lease will comply with Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment Practices Act, and any other applicable Federal, State, and local law, regulation and policy (including without limitation those adopted by Lessor) relating to equal employment opportunity and affirmative action programs, including any such law, regulation, and policy hereinafter enacted.

Compliance and performance by Lessee of the equal employment opportunity and affirmative action program provision of this Lease is an express condition hereof and any failure by Lessee to so comply and perform shall be a default as provided in said Lease and Lessor may exercise any right as provided therein and as otherwise provided by law.

42. ATTORNEY'S FEES: In the event any suit is commenced to enforce, protect or establish any right or remedy of any of the terms and conditions hereof, including without limitation a summary action commenced by Lessor under the laws of the State of California relating to the unlawful detention of property, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

43. HAZARDOUS MATERIALS: Lessee shall comply with all laws regarding hazardous substances, materials or wastes, or petroleum products or fraction thereof (herein collectively referred to as "Contaminants") relative to occupancy and use of the leased premises. Lessee shall be liable and responsible for any Contaminants located on the leased premises and arising out of the occupancy or use of the leased premises by Lessee. Such liability and responsibility shall include, but not be limited to, (i) removal from the leased premises any such Contaminants; (ii) removal from any area outside the premises, including but not limited to surface and ground water, any such Contaminants generated as part of the operations on the leased premises; (iii) damages to persons, property and the leased premises; (iv) all claims resulting from those damages; (v) fines imposed by any governmental agency, and (vi) any other liability as provided by law. Lessee shall defend, indemnify and hold harmless the Lessor, its officials, officers, agents, and employees from any and all such responsibilities, damages, claims, fines, liabilities, including without limitation any costs, expenses and attorney's fees therefor.

All storage tanks storing Contaminants, including hydrocarbons, located on the leased premises or hereinafter placed on the leased premises by any party, shall be monitored by Lessee. Lessee shall maintain appropriate records, implement reporting procedures, and properly remove the storage tanks as required under any federal, state, or local laws.

If Lessee has in the past or continues to use, dispose, generate, or store Contaminants on the leased premises, Lessor, or its designated representatives, at Lessor's sole discretion, may at any time during the term of this Lease, enter upon the premises and make any inspections, tests or measurements Lessor deems necessary in order to determine if a release of Contaminants has occurred. Lessor shall give Lessee a minimum of 24 hours' notice in writing prior to conducting any inspections or tests, unless, in Lessor' s sole judgment, circumstances require otherwise, and such tests shall be conducted in a manner so as to attempt to minimize any inconvenience and disruption to Lessee's operations. If such tests indicate a release of Contaminants, then Lessor, at Lessor's sole discretion, may require Lessee, at Lessee's sole expense, and at any time during the term of this Lease, to have tests for such Contaminants conducted by a qualified party or parties on the leased premises. If Lessor has reason to believe that any Contaminants that originated from a release on the leased premises have contaminated any area outside the premises, including but not limited to surface and ground water, then Lessor, at Lessor's sole discretion, may require Lessee, at Lessee's sole expense, and at any time during the term of this Lease, to have tests for such Contaminants conducted by a qualified party or parties on said area outside the leased premises.

The tests conducted by Lessee's qualified party shall include, but not be limited to, applicable comprehensive soil, emission, or ground water sampling test or other procedures to determine any actual or possible contamination. Lessee shall expeditiously, but no longer than 30 days after Lessor's request for such tests, furnish to Lessor the results of said tests, sampling plans, and analysis thereof identifying any Contaminants which exceed then applicable levels permitted by federal, state, or local laws. The Lessee shall report such contamination to the Lessor within 72 hours and shall diligently proceed to identify the extent of contamination, how it will be remediated, when it will be remediated, by whom, and the cost of such remediation.

44. ABSTRACT OF LEASE: This is the final paragraph and abstract of the Lease dated October 22, 1991, between SAN DIEGO UNIFIED PORT DISTRICT, Lessor, and NATIONAL STEEL & SHIPBUILDING COMPANY, Lessee, concerning the premises described in Exhibits "A" and "B," attached hereto and by this reference made a part hereof.

For good and adequate consideration, Lessor leases the premises to Lessee, and Lessee hires them from Lessor, for the term and on the provisions contained in the Lease, including without limitation provisions prohibiting assignment, subleasing, and encumbering said Lease without the express written consent of Lessor in each instance, all as more specifically set forth in said Lease, which said Lease is incorporated in this abstract by this reference.

The term is fifty (50) years, beginning January 1, 1991, and ending December 31, 2040.

This abstract is not a complete summary of the Lease. Provisions in the abstract shall not be used in interpreting the Lease provisions. In the event of conflict between the abstract and other parts of the Lease, the other parts shall control. Execution hereof constitutes execution of the Lease itself.


APPROVED as to form                         SAN DIEGO UNIFIED PORT DISTRICT
and legality

October 23, 1991                            By        [sig]
                                              -----------------------------
                                                ASSISTANT   Port Director

Port Attorney                               NATIONAL STEEL & SHIPBUILDING
                                              COMPANY


/s/ JOSEPH D. PATELLO                       By /s/ R. H. VORTMANN
----------------------                        ----------------------------
  JOSEPH D. PATELLO                            R. H. Vortmann
    Port Attorney                              President

                  (FOR USE BY SAN DIEGO UNIFIED PORT DISTRICT)



STATE OF CALIFORNIA)
                      ss.
COUNTY OF SAN DIEGO)

On 24 October 1991 before me, Loretta Cory, personally appeared Donald E. Hillman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/ executed the same in his/ authorized capacity, and that by his/ signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.




Signature /s/ LORETTA CORY                              OFFICIAL SEAL
         -----------------------                        LORETTA CORY
                                           [SEAL]  Notary Public-California
                                                       SAN DIEGO COUNTY
                                                     My Commission Expires
                                                       August 26, 1994

PARCEL NO. 1

Commencing at Harbor Line Station No. 472 on the U.S. Bulkhead Line, as said U.S. Bulkhead Line is now established for the Bay of San Diego, and delineated on map entitled "Harbor Lines, San Diego Bay, California, File No. (D.O. Series) 426," approved by the Secretary of the Army, April 29, 1963 and filed in the Office of the District Engineer, Los Angeles, California, said point also being on the westerly boundary of an area commonly known as the United States Naval Station, as said property is described in the grants to the United States of America by the City of San Diego by deeds dated December 1, 1930, recorded March 21, 1932, in Book 100, page 177 of Official Records, and dated July 17, 1940, recorded April 30, 1943, in Book 1499, page 12 O.R., and dated May 18, 1949, recorded October 7, 1949, in Book 3344, page 309 O.R., and filed in the Office of the County Recorder, San Diego County, California; thence along said U.S. Naval Station boundary south 89 degrees 29' 03" east a distance of 87.30 feet; thence north 0 degrees 30' 57" east a distance of 228.56 feet to the TRUE POINT OF BEGINNING of Parcel No. 1; thence leaving said U.S. Naval Station boundary north 89 degrees 29' 03" west a distance of 7.24 feet; thence south 60 degrees 37' 30" west a distance of 23.74 feet; thence north 85 degrees 32' 59" west a distance of 12.80 feet; thence north 56 degrees 35' 56" west a distance of 25.90 feet; thence north 89 degrees 30' 26" west a distance of 300.07 feet; thence south 71 degrees 16' 35" west a distance of 1317.71 feet to a point of intersection with the U.S. Pierhead Line, as said U.S. Pierhead Line is now established and delineated on the above described Harbor Lines Map; thence along said U.S. Pierhead Line north 56 degrees 20' 08" west a distance of 269.75 feet to a point hereinafter known and designated as Point "A"; thence leaving said U.S. Pierhead Line north 71 degrees 15' 38" east a distance of 209.49 feet; thence north 18 degrees 25' 23" west a distance of 29.34 feet; thence north 76 degrees 04' 11" east a distance of 409.07 feet; thence north 14 degrees 04' 19" west a distance of 176.96 feet; thence south 75 degrees 59' 06" west a distance of 50.70 feet; thence north 11 degrees 54' 59" west a distance of 33.16 feet; thence north 66 degrees 39' 00" east a distance of 357.83 feet; thence north 23 degrees 25' 07" west a distance of 114.70 feet; thence south 66 degrees 40' 40" west a distance of 347.70 feet; thence north 21 degrees 32' 06" west a distance of 35.09 feet; thence north 66 degrees 50' 04" east a distance of 39.30 feet; thence north 23 degrees 17' 35" west a distance of 117.05 feet; thence south 66 degrees 35' 50" west a distance of 135.67 feet; thence north 23 degrees 26' 05" west a distance of 34.97 feet; thence north 66 degrees 27' 25" east a distance of 40.85 feet; thence north 23 degrees 18' 37" west a distance of 117.31 feet; thence south 66 degrees 34' 17" west a distance of 38.40 feet; thence north 52 degrees 41' 02" west a distance of 99.58 feet; thence north 36 degrees 38' 30" east a distance of 280.78 feet; thence north 58 degrees 06' 09" west a distance of 235.80 feet; thence north 23 degrees 07' 04" east a distance of 44.65 feet; thence north 65 degrees 55' 29" west a distance of 216.37 feet; thence south 23 degrees 42' 13" west a

                                                                Sheet 1 of 5

REVISED:
--------------------------------------------------------------------------------------------------------------
DRAWN      RWJ:kh                     SAN DIEGO UNIFIED PORT DISTRICT          DATE       10 June 1983
     --------------------------                Tideland Lease                        -------------------------
CHECKED    BOURKE                   Within Corporate Limits of San Diego       SCALE
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED    [sig]                                                              REF.
        -----------------------                                                    ---------------------------

-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT "A"
distance of 44.70 feet; thence south 70 degrees 48' 21" west a distance of 44.40 feet; thence south 20 degrees 32' 27" west a distance of 62.22 feet; thence north 84 degrees 44' 54" west a distance of 122.40 feet; thence south 71 degrees 25' 54" west a distance of 471.27 feet to the beginning of a tangent curve concave to the north having a radius of 100.00 feet; thence westerly along the arc of said curve through a central angle of 52 degrees 13' 58" an arc distance of 91.16 feet to a point which bears south 33 degrees 39' 52" west from the center of said 100.00 foot radius curve; thence north 56 degrees 20' 08" west a distance of 257.01 feet; thence north 33 degrees 39' 52" east a distance of
325.00 feet to the beginning of a tangent curve concave to the west having a radius of 48.00 feet; thence northerly along the arc of said curve through a central angel of 35 degrees 20' 04" an arc distance of 29.60 feet to a point of reverse curve the common radial of which bears north 88 degrees 19' 48" east from the center of said 48.00 foot radius curve; thence northerly along the arc of a 28.00 foot radius curve concave to the east through a central angle of 35 degrees 20' 04" an arc distance of 17.27 feet to a point which bears north 56 degrees 20' 08" west from the center of said 28.00 foot radius curve; thence north 33 degrees 39' 52" east a distance of 116.65 feet to the beginning of a tangent curve concave to the west having a radius of 48.00 feet; thence northerly along the arc of said curve through a central angle of 90 degrees 00' 00" an arc distance of 75.40 feet to a point which bears north 33 degrees 39' 52" east from the center of said 48.00 foot radius curve; thence north 56 degrees 20' 08" west a distance of 111.06 feet to the beginning of a tangent curve concave to the east having a radius of 28.00 feet; thence northerly along the arc of said curve through a central angle of 91 degrees 17' 20" an arc distance of 44.61 feet to a point which bears north 55 degrees 02' 48" west from the center of said 28.00 foot radius curve; thence north 34 degrees 57' 12" east a distance of 173.29 feet to a point of intersection with the southerly right of way line of Belt Street; thence north 49 degrees 42' 27" east a distance of
78.69 feet, said point being on the southerly line of a 100.00 foot wide Atchison, Topeka & Santa Fe Railway Company railroad right of way, said point also being a point on a curve concave to the north having a radius of 1960.08 feet the center of which bears north 22 degrees 00' 00" east; thence easterly along said 1960.08 foot radius curve and southerly railroad right of way line through a central angle of 12 degrees 54' 40" an arc distance of 441.69 feet to a point which bears south 9 degrees 05' 20" west from the center of said 1960.08 foot radius curve; thence south 80 degrees 54' 40" east a distance of 875.13 feet to a point of intersection with the southerly right of way line of Harbor Drive, as said tideland portions of Harbor Drive are now established as and for a public street by the Documents of Conveyance on file in the Office of the District Clerk as Document No. 71; thence leaving said southerly railroad right of way line and along the southerly right of way line of Harbor Drive south 66 degrees 47' 43" east a distance of 63.75 feet; thence south 65 degrees 37' 25" east a distance of 375.85 feet; thence south 80 degrees 56' 13" east a distance of 243.49 feet to the beginning of a tangent

                                                                Sheet 2 of 5

REVISED:
--------------------------------------------------------------------------------------------------------------
DRAWN      RWJ:kh                     SAN DIEGO UNIFIED PORT DISTRICT          DATE       10 June 1983
     --------------------------                Tideland Lease                        -------------------------
CHECKED    BOURKE                   Within Corporate Limits of San Diego       SCALE
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED    [sig]                                                              REF.
        -----------------------                                                    ---------------------------

-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

curve concave to the southwest having a radius of 1734.75 feet; thence leaving said southerly right of way line of Harbor Drive southeasterly along the arc of said 1734.75 foot radius curve through a central angle of 15 degrees 10' 19" an arc distance of 459.36 feet to a point of compound curve the common radial of which bears north 24 degrees 14' 06" east; thence southeasterly along the arc of a curve concave to the southwest having a radius of 82.35 feet, through a central angle of 49 degrees 40' 01" an arc distance of 71.39 feet to a point of cusp, said point bears north 73 degrees 54' 07" east from the center of said
82.35 foot radius curve; thence north 0 degrees 02' 10" west a distance of 62.77 feet to a point on a curve concave to the southwest having a radius of 2600.00 feet the center of which bears south 20 degrees 05' 06" west, said point also lying on the said southerly right of way line of Harbor Drive; thence southeasterly along said 2600.00 foot radius curve and along the southerly right of way line of Harbor Drive through a central angle of 17 degrees 57' 44" an arc distance of 815.10 feet; thence south 51 degrees 57' 10" east a distance of
112.54 feet; thence south 51 degrees 23' 57" east a distance of 30.28 feet to a point of intersection with the Ordinary High Water Mark for the Bay of San Diego, as said Ordinary High Water Mark is shown on map entitled "Map of the Lands Transferred to the San Diego Unified Port District Pursuant to Chapter 67, Statutes of 1962, 1st E.S., Vicinity of San Diego Bay, San Diego County, California", filed in the Office of the San Diego County Recorder May 28, 1976, as Miscellaneous Map No. 564, File No. 76-164686; thence leaving said southerly right of way line of Harbor Drive and along said Ordinary High Water Mark south 50 degrees 56' 42" east a distance of 72.56 feet; thence south 52 degrees 36' 48" east a distance of 27.15 feet to a point of intersection with the said southerly right of way line of Harbor Drive; thence leaving said Ordinary High Water Mark and along said southerly right of way line of Harbor Drive south 51 degrees 23' 57" east a distance of 67.18 feet; thence south 50 degrees 11' 52" east a distance of 381.94 feet; thence leaving said southerly right of way line of Harbor Drive south 24 degrees 21' 56" west a distance of 61.53 feet to a point of intersection with a line that is parallel to and distant 8.60 feet northerly from the boundary of the above described U.S. Naval Station; thence along said 8.60 foot parallel line north 89 degrees 29' 03" west a distance of 1103.19 feet to point of intersection with the northerly prolongation of the above described westerly boundary of the U.S. Naval Station; thence leaving said
8.60 foot parallel line and along the said northerly prolongation and the westerly boundary of the U.S. Naval Station south 0 degrees 30' 57" west a distance of 210.54 feet to the TRUE POINT OF BEGINNING of Parcel No. 1, containing 3,446,322 square feet or 79.12 acres of tideland area.

                                                                Sheet 3 of 5

REVISED:
--------------------------------------------------------------------------------------------------------------
DRAWN      RWJ:kh                     SAN DIEGO UNIFIED PORT DISTRICT          DATE       10 June 1983
     --------------------------                Tideland Lease                        -------------------------
CHECKED    BOURKE                   Within Corporate Limits of San Diego       SCALE
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED    [sig]                                                              REF.
        -----------------------                                                    ---------------------------

-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

PARCEL NO. 2

Beginning at the above described Point "A", said Point "A" lying on the above described U.S. Pierhead Line north 56 degrees 20' 08" west and distant 1288.48 feet from Harbor Line Station No. 479, said Point "A" also being the TRUE POINT OF BEGINNING of Parcel No. 2; thence north 56 degrees 20' 08" west along said U.S. Pierhead Line a distance of 200.00 feet to a point hereinafter known and designated as Point "B"; thence leaving said U.S. Pierhead Line north 71 degrees 15' 38" east a distance of 441.73 feet; thence north 56 degrees 20' 08" west a distance of 500.00 feet; thence south 71 degrees 15' 38" west a distance of
441.73 feet to a point of intersection with said U.S. Pierhead Line; thence along said U.S. Pierhead Line north 56 degrees 20' 08" west a distance of 756.65 feet to a point of intersection with the easterly property line of an area now under lease to National Pump & Injector Sales & Services, Inc.; thence leaving said U.S. Pierhead Line and along said easterly property line north 33 degrees 39' 52" east a distance of 427.42 feet to a point of intersection with the above described Parcel No. 1; thence leaving said property line of National Pump & Injector leasehold along said Parcel No. 1 south 56 degrees 20' 08" east a distance of 229.51 feet to the beginning of a tangent curve concave to the north having a radius of 100.00 feet; thence easterly along the arc of said curve through a central angle of 52 degrees 13' 58" an arc distance of 91.16 feet; thence north 71 degrees 25' 54" east a distance of 471.27 feet; thence south 84 degrees 44' 54" east a distance of 122.40 feet; thence north 20 degrees 32' 27" east a distance of 62.22 feet; thence north 70 degrees 48' 21" east a distance of 44.40 feet; thence north 23 degrees 42' 13" east a distance of 44.70 feet; thence south 65 degrees 55' 29" east a distance of 216.37 feet; thence south 23 degrees 07' 04" west a distance of 44.65 feet; thence south 58 degrees 06' 09" east a distance of 235.80 feet; thence south 36 degrees 38' 30" west a distance of 280.78 feet; thence south 52 degrees 41' 02" east a distance of 99.58 feet; thence north 66 degrees 34' 17" east a distance of 38.40 feet; thence south 23 degrees 13' 37" east a distance of 117.31 feet; thence south 66 degrees 27' 25" west a distance of 40.85 feet; thence south 23 degrees 26' 05" east a distance of 34.97 feet; thence north 66 degrees 35' 50" east a distance of 135.67 feet; thence south 23 degrees 17' 35" east a distance of 117.05 feet; thence south 66 degrees 50' 04" west a distance of 39.30 feet; thence south 21 degrees 32' 06" east a distance of 35.09 feet; thence north 66 degrees 40' 40" east a distance of 347.70 feet; thence south 23 degrees 25' 07" east a distance of 117.40 feet; thence south 66 degrees 39' 00" west a distance of 357.83 feet; thence south 11 degrees 54' 59" east a distance of 33.16 feet; thence north 75 degrees 59' 06" east a distance of 50.70 feet; thence south 14 degrees 04' 19" east a distance of 176.96 feet; thence south 76 degrees 04' 11" west a distance of 409.07 feet; thence south 18 degrees 25' 23" east a distance of 29.34 feet; thence south 71 degrees 15' 38" west a distance of 209.49 feet to the TRUE POINT OF BEGINNING of Parcel No. 2, containing 1,112,046 square feet or 25.53 acres of water covered area.

                                                                Sheet 4 of 5


REVISED:
--------------------------------------------------------------------------------------------------------------
DRAWN      RWJ:kh                     SAN DIEGO UNIFIED PORT DISTRICT          DATE       10 June 1983
     --------------------------                Tideland Lease                        -------------------------
CHECKED    BOURKE                   Within Corporate Limits of San Diego       SCALE
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED    [sig]                                                              REF.
        -----------------------                                                    ---------------------------

-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

PARCEL NO. 3

Beginning at the True Point of Beginning of the above described Parcel No. 1, said point also being the TRUE POINT OF BEGINNING of Parcel No. 3 and lying on the above described westerly boundary of the U.S. Naval Station; thence along said U.S. Naval Station boundary south 0 degrees 30' 57" west a distance of
228.56 feet; thence north 89 degrees 29' 03" west a distance of 87.80 feet to Harbor Line Station No. 472 on the above described U.S. Bulkhead Line; thence continuing along said U.S. Naval Station boundary south 41 degrees 44' 47" west a distance of 1010.16 feet to Harbor Line Station No. 479 on the above described U.S. Pierhead Line; thence leaving said U.S. Naval Station boundary and along said U.S. Pierhead Line north 56 degrees 20' 08" west a distance of 1018.74 feet to a point of intersection with the most southerly line of the above described Parcel No. 1; thence leaving said U.S. Pierhead Line and along said southerly line of said Parcel No. 1 north 71 degrees 16' 35" east a distance of 1317.71 feet; thence south 89 degrees 30' 26" east a distance of 300.07 feet; thence south 56 degrees 35' 56" east a distance of 25.90 feet; thence south 85 degrees 32' 59" east a distance of 12.80 feet; thence north 60 degrees 37' 30" east a distance of 23.74 feet; thence south 89 degrees 29' 03" east a distance of 7.24 feet to the TRUE POINT OF BEGINNING of Parcel No. 3, containing 764,703 square feet or 17.56 acres of water covered area.

PARCEL NO. 4

Beginning at Point "B" as described in the above Parcel No. 2, said Point "B" lying on the above described U.S. Pierhead Line north 56 degrees 20' 08" west and distant 1488.48 feet from Harbor Line Station No. 479, said Point "B" also being the TRUE POINT OF BEGINNING of Parcel No. 4; thence along the above described U.S. Pierhead Line north 56 degrees 20' 08" west a distance of 500.00 feet to a point of intersection with said Parcel No. 2; thence leaving said U.S. Pierhead Line and along said Parcel No. 2 north 71 degrees 15' 38" east a distance of 441.73 feet; thence south 56 degrees 20' 08" east a distance of
500.00 feet; thence south 71 degrees 15' 38" west a distance of 441.73 feet to the TRUE POINT OF BEGINNING of Parcel No. 4, containing 175,000 square feet or
4.02 acres of water covered area.

The above described areas are those delineated on Drawing No. 2516-B, Sheets 1, 2, and 3, dated 10 June 1983, as revised, and made a part of this agreement.




                                                                Sheet 5 of 5


REVISED:
--------------------------------------------------------------------------------------------------------------
DRAWN      RWJ:kh                     SAN DIEGO UNIFIED PORT DISTRICT          DATE       10 June 1983
     --------------------------                Tideland Lease                        -------------------------
CHECKED    BOURKE                   Within Corporate Limits of San Diego       SCALE
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED    [sig]                                                              REF.
        -----------------------                                                    ---------------------------

-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

                                    [CHART]



REVISED: FROM 1921-B, 10 JUNE 1983, BY RJ; APPROVED BY CHIEF ENGINEERS'  [sig]
--------------------------------------------------------------------------------------------------------------
DRAWN     ANDRECHT                    SAN DIEGO UNIFIED PORT DISTRICT          DATE       31 OCT. 1977
     --------------------------                Tideland Lease                        -------------------------
CHECKED    P.D.B. & B.B.            Within Corporate Limits of San Diego       SCALE  1" = 300'+
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED   Stefanson                                                           REF.  1165-B; 1592-B; 1600-B;
        -----------------------                                                    ---------------------------
                                                                              1506-B; FB184, 305,325; 2E-21.22
-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------                                               SHT. 1          OF         3 SHTS.
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

                                    [CHART]




REVISED: FROM 1921-B, 10 JUNE 1983, BY RJ; APPROVED BY CHIEF ENGINEERS'   [sig]
--------------------------------------------------------------------------------------------------------------
DRAWN     ANDRECHT                    SAN DIEGO UNIFIED PORT DISTRICT          DATE       31 OCT. 1977
     --------------------------                Tideland Lease                        -------------------------
CHECKED    P.D.B. & B.B.            Within Corporate Limits of San Diego       SCALE  1" = 300'+
       ------------------------   NATIONAL STEEL AND SHIPBUILDING COMPANY           --------------------------
REVIEWED   Stefanson                                                           REF.  1165-B; 1592-B; 1600-B;
        -----------------------                                                    ---------------------------
                                                                              1506-B; FB184, 305,325; 2E-21.22
-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------                                               SHT. 2         OF         3 SHTS.
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

                                    [CHART]




REVISED:
--------------------------------------------------------------------------------------------------------------
DRAWN      R. JOHNSON                 SAN DIEGO UNIFIED PORT DISTRICT          DATE       10 JUNE 1983
     --------------------------                Tideland Lease                        -------------------------
CHECKED    BOURKE                   Within Corporate Limits of San Diego       SCALE  1" = 100'
       ------------------------       NATIONAL STEEL AND SHIPBUILDING               --------------------------
REVIEWED    [sig]                               COMPANY                        REF.   1921-B, 2E - 21
        -----------------------                                                    ---------------------------

-------------------------------                                               --------------------------------
APPROVED                                                                                  DRAWING NO.
            [sig]                                                                           2516-B
-------------------------------                                               SHT. 3         OF         3 SHTS
          CHIEF ENGINEER
--------------------------------------------------------------------------------------------------------------

                     EXAMPLES OF REAL PROPERTY IMPROVEMENTS


1. New buildings or permanent structures, or alterations or additions to existing buildings or permanent structures.

2. Fill, wharfs, or bridges over existing water area, or dredging of existing land area.

3. Piers, docks, or inclined building ways, or improvements or upgrades of such facilities to facilitate berthing of ships, such as permanent fenders, mooring bitts, dredging (in excess of maintenance dredging), structural upgrades, browing and boarding tower systems, and utility facilities, (such as fresh water and salt water, steam, air, gas, electric power, and sewage connections).

4. New graving dock(s) or improvements to existing graving docks; which would include items similar to those listed in 3, above, plus improvements to pumping system, periodic major overhaul of the caisson and major preservation systems for graving dock walls.

5. Improvements and upgrades of facilities on piers to facilitate connections from and operation of floating dry dock.

6. Improvements and upgrades of permanent utility systems (such as electrical distribution, gas distribution, compressed air systems, water, fire mains, and sewage systems).

7. Platens (a structure which is a special work station built on engineered, level reinforced concrete foundations to facilitate the weld-assembly of major ship structural assemblies) with various special outfitting items such as pin jigging turning jigs, and straight ribs.

8. Roads, paving, curbs, crane rails and foundations, fixed conveyor systems, and other feeder systems for transportation of materials.

9.     Ground cover as ordered by Lessor.

This list is not exclusive or exhaustive of those improvements which qualify for credit under Paragraph 4(a) of this Lease, but is for example only. Items listed are not approved for construction. Any proposed construction must be submitted as required by lease provisions.


                                   EXHIBIT "C"